Exhibit 10.24

FIFTEENTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

This Fifteenth Amendment to Amended and Restated Credit Agreement (the “Amendment”), is made this 22nd day of February, 2018 among Crocs, Inc., a corporation organized under the laws of the State of Delaware (“Crocs”), Crocs Retail, LLC, a limited liability company organized under the laws of the State of Colorado (“Retail”), Ocean Minded, Inc., a corporation organized under the laws of the State of Colorado (“Ocean”), Jibbitz, LLC, a limited liability company organized under the laws of the State of Colorado (“Jibbitz”), Bite, Inc., a corporation organized under the laws of the State of Colorado (“Bite”, together with Crocs, Retail, Ocean, Jibbitz and each other Person joined as a borrower from time to time to the Credit Agreement (as defined below), collectively “Borrowers” and each a “Borrower”), the Lenders who have executed this Amendment (the “Consenting Lenders”) and PNC Bank, National Association (“PNC”), as agent for Lenders (PNC, in such capacity, the “Administrative Agent”). All capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the below-defined Credit Agreement, as amended hereby.
BACKGROUND
A.    On December 16, 2011, Borrowers, Lenders and Administrative Agent entered into, inter alia, that certain Amended and Restated Credit Agreement (as same has been or may hereafter be amended, modified, renewed, extended, restated or supplemented from time to time, including without limitation as amended by that certain First Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of December 10, 2012, that certain Second Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of June 12, 2013, that certain Third Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of December 27, 2013, that certain Fourth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of March 27, 2014, that certain Fifth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of September 26, 2014, that certain Sixth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of April 2, 2015, that certain Seventh Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of April 21, 2015, that certain Eighth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of September 1, 2015, that certain Ninth Amendment to Amended and Restated Credit Agreement by and among parties hereto dated as of November 3, 2015, that certain Tenth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of December 24, 2015, that certain Eleventh Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of February 18, 2016, that certain Twelfth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of June 13, 2016, that certain Thirteenth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of November 22, 2016, and that certain Fourteenth Amendment to Amended and Restated Credit Agreement by and among the parties hereto dated as of October 13, 2017, the “Credit Agreement”) to reflect certain financing arrangements among the parties thereto.

B.    Borrowers have requested and Administrative Agent and Consenting Lenders have agreed to modify certain terms and provisions of the Credit Agreement, in each case, on the terms and subject to the conditions contained in this Amendment.
NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1. Amendments to Credit Agreement. Upon the Effective Date (as defined below):

(m) Dividends and Related Distributions. Clause (iii) of Section 8.2.5 of the Credit Agreement shall be amended and restated in its entirety as follows:

(iii) purchases, redemptions or retirements of equity interests of any Borrower, in an amount not to exceed $100,000,000 in any fiscal year so long as (a) no Potential Default or Event of Default has occurred and is continuing or would occur, and (b) Borrowers’ Revolver Availability would be not less than 50% of the aggregate Revolving Commitments, in each case, after giving effect to such purchase, redemption or retirement; provided that the aggregate amount of all such purchases, redemptions or retirements does not exceed $600,000,000 in the aggregate since January 1, 2014;
Section 2. Acknowledgment of Guarantors. With respect to the amendments to the Credit Agreement effected by this Amendment, each Guarantor signatory hereto hereby acknowledges and agrees to this Amendment and confirms and agrees that its Guaranty Agreement (as modified and supplemented in connection with this Amendment) and any other Loan Document to which it is a party is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of this Amendment, each reference in such Guaranty or Loan Document to the Credit Agreement, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or modified by this Amendment. Although Administrative Agent and the Consenting Lenders have informed the Guarantors of the matters set forth above, and the Guarantors have acknowledged the same, each Guarantor understands and agrees that neither Administrative Agent nor any Lender has any duty under the Credit Agreement, the Guaranty Agreements or any other Loan Document to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any transaction hereafter.

Section 3. Conditions Precedent. This Amendment shall be effective upon Agent’s receipt of this Amendment fully executed by the Borrowers, the Guarantors, Administrative Agent and Consenting Lenders (the date of such satisfaction, the “Effective Date”).

Section 4. Representations and Warranties. Each Loan Party:

(a)reaffirms all representations and warranties made to Administrative Agent and Lenders under the Credit Agreement and all of the other Loan Documents and confirms that all are true and correct in all material respects as of the date hereof (except (i) to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date, and (ii) to the extent any such representations and warranties are qualified by materiality, in which case such representations and warranties were true and correct in all respects);

(b)reaffirms all of the covenants contained in the Credit Agreement, covenants to abide thereby until satisfaction in full of the Obligations and termination of the Credit Agreement and the other Loan Documents;

(c)represents and warrants to the Administrative Agent and the Lenders that no Potential Default or Event of Default has occurred and is continuing under any of the Loan Documents or will result from this Amendment;

(d)represents and warrants to the Administrative Agent and the Lenders that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary limited liability company or corporate action, as applicable, and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its certificate of incorporation or formation, operating agreement, bylaws, or other formation documents, as applicable, or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e)represents and warrants to the Administrative Agent and the Lenders that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

Section 5. General Provisions.

(a)Payment of Expenses. Borrowers shall pay or reimburse Administrative Agent and Lenders for their reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

(b)Reaffirmation. Except as modified by the terms hereof, all of the terms and conditions of the Credit Agreement, as amended, and all of the other Loan Documents are hereby reaffirmed by each Loan Party and shall continue in full force and effect as therein written.

(c)Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(d)Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(e)Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(f)Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

(g)Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or PDF shall be deemed to be an original signature hereto.

(Signature Pages Follow)

074658.01293/106633793v.3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.
BORROWERS:

CROCS, INC. By: /s/ CARRIE W. TEFFNER Name: Carrie W. Teffner Title: Chief Financial Officer

CROCS RETAIL, LLC By: /s/ CARRIE W. TEFFNER Name: Carrie W. Teffner Title: Manager

OCEAN MINDED, INC. By: /s/ CARRIE W. TEFFNER Name: Carrie W. Teffner Title: Chief Financial Officer

JIBBITZ, LLC By: /s/ CARRIE W. TEFFNER Name: Carrie W. Teffner Title: Manager

BITE, INC. By: /s/ CARRIE W. TEFFNER Name: Carrie W. Teffner Title: Chief Financial Officer

GUARANTORS:

WESTERN BRANDS HOLDING COMPANY, LLC By: /s/ CARRIE W. TEFFNER Name: Carrie W. Teffner Title: Manager

PNC BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent By: /s/ STEVE C. ROBERTS Name: Steve C. Roberts Title: Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender By: /s/ DRU S. CHIESA Name: Dru S. Chiesa Title: Senior Vice President

HSBC BANK USA, N.A., as a Lender By: /s/ JEAN FRAMMOLINO Name: Jean Frammolino Title: Senior Vice President